UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-1846406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  Registration No. 333-149290

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Cole Credit Property Trust III, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Shares,” in the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on October 1, 2008 (Registration No. 333-149290) and all amendments and supplements to such registration statement filed, and all amendments and supplements to such registration statement subsequently filed, with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.
Third Articles of Amendment and Restatement of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s pre-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed with the Securities and Exchange Commission on September 29, 2008).

2.	Articles of Amendment (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2010).
3.
Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s pre-effective amendment to its Registration Statement on Form S-11 (File No. 333-149290), filed with the Securities and Exchange Commission on May 7, 2008).

4.
Distribution Reinvestment Plan (Incorporated by reference to Appendix D to post-effective amendment No. 7 to the Registrant’s registration statement on Form S-11 (File No. 333-149290), filed with the Securities and Exchange Commission on April 16, 2010).

5.
Share Redemption Program (Incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus that is part of the post-effective amendment No. 7 to its Registration Statement on Form S-11 (File No. 333-149290) filed with the Securities and Exchange Commission on April 16, 2010).

6.
Form of Subscription Agreement and Subscription Agreement Signature Page (Incorporated by reference to Appendix B to the post-effective amendment No. 7 to the Registrant’s registration statement on Form S-11 (File No. 333-149290), filed with the Securities and Exchange Commission April 16, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 30, 2010	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary